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                                                                   EXHIBIT 10.28


                            FIRST AMENDMENT TO LEASE

         This First Amendment to Lease Agreement ("First Amendment") is to be effective December 2, 2003 ("Effective Date"), by and between Sevo Miller, Inc., as receiver ("Receiver") on behalf of Church Ranch Business Center, LLC, by that certain Order Appointing Receiver dated June 16, 2003, and Myogen, Inc., ("Tenant"). The Tenant and Receiver may be referred to herein as the "Parties" and either one of them may be referred to herein as a "Party."

                                    RECITALS

         A. Church Ranch Business Center, LLC, a Colorado limited liability company, as landlord ("Landlord") and Tenant entered into that certain Lease Agreement dated January 1, 2002 (the "Lease"), for the lease of space designated as Suites 102-107, Building l, and Suites 209-212, Building 2, totaling approximately 22,040 gross square feet, in the Church Ranch Business Center, 7575-7577 West 103rd Avenue, Westminster, Colorado, 80021 (the "Project").

         B. The Tenant has requested the Receiver to enter into a lease for an additional 6,202 square feet of adjacent space known as Suite 213, Building 2 ("Additional Space") at the Project, and Tenant and Receiver have agreed to amend the terms of the Lease to permit Tenant to lease the Additional Space.

         In consideration of the mutual agreements set forth herein, the Receiver and Tenant agree that the Lease will be amended as follows:

         1. Property. As of the Effective Date hereof, the definition of the "Property," as defined in Section 1.04 of the Lease is amended to include the Additional Space. The Additional Space is depicted on Exhibit A to this First Amendment. Except as set forth herein, the Property shall be deemed to include the Additional Space for all purposes under the Lease.

         2. Term. The definition of "Lease Term" as set forth in Section 1.05 shall be applicable to the Additional Space and, therefore, shall end on February 28, 2007. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that Tenant's rights pursuant to Section 5 of Exhibit A to the Lease shall apply to the Additional Space.

         3. Base Rent. The Base Rent as described in Section 1.12(a) of the Lease, for the Additional Space shall be the fixed amount of $4,393.00 per month (based upon a rate of $8.50 per foot times 6,202 square feet). Tenant's obligation to pay Base Rent for the Additional Space shall commence on the earlier to occur of (i) the date that Tenant begins transacting business in the Additional Space after having substantially completed its build out of the Additional Space, or (ii) April 1, 2004, and shall continue through the end of the Lease Term. The initial Base Rent payment for the Additional Space shall be due and payable on or before the commencement of Tenant's obligation to pay Base Rent for the Additional Space.

         4. Other Periodic Payments. As of the Effective Date hereof, Tenant's pro rata share as calculated in Section 4.05(e) of the Lease and as set forth in
Section 12(b) of the Lease shall be increased to 22.32% (= (22,040 + 6,202)/126,550).



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         5. Acceptance of Additional Space. The taking of possession of the
Additional Space shall be deemed an acceptance of the same by Tenant in its "AS IS" condition without any obligation whatsoever on the part of the Receiver or Landlord to repair, remodel, reconstruct or modify the Additional Space for Tenant. THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE ADDITIONAL SPACE, OR OF ANY OTHER HIND ARISING OUT OF THIS FIRST AMENDMENT, AND THERE ARE NO WARRANTIES WITH RESPECT TO THE ADDITIONAL SPACE THAT EXTEND BEYOND THOSE EXPRESSLY STATED IN THIS FIRST AMENDMENT.

         6. Use and Rights. Landlord and Tenant acknowledge and agree that (i) Tenant shall be entitled to operate in the Additional Space in the same manner as is permitted for all or any portion of the original Property under the Lease, and (ii) any and all rights that Tenant has with respect to all or any portion of the original Property shall apply to the Additional Space. Notwithstanding the foregoing or any other provision of the Lease, Tenant will not be required to remove the tenant improvements which Tenant installs or constructs in the Premises, provided that Tenant shall be required to remove all of Tenant's equipment, supplies, furniture, hazardous materials, inventory, appliances and other easily movable property, and leave the premises in a "broom clean condition."

         7. Condition Precedent. Notwithstanding anything to the contrary contained herein, the effectiveness of this First Amendment is contingent upon obtaining the consent of the court having jurisdiction over the receivership of the Property on or before December l, 2003.

         8. Counterparts. This First Amendment may be executed in counterparts and the parties agree that facsimile signatures shall be sufficient to bind the parties to the terms hereof.

         9. Definitions and Ratification. Tenant acknowledges that neither Landlord nor the Receiver are in default under any term or provision set forth in the Lease as of the date of this First Amendment. Capitalized terms in this First Amendment which are not expressly defined herein shall have the meanings set forth in the Lease. Except as amended by this First Amendment, the Lease is hereby ratified and confirmed.





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         The Landlord and Tenant have signed this First Amendment to be effective the date first set forth above.

                                    RECEIVER:

                                    SEVO MILLER, INC.



                                    By: /s/ John M. Sevo
                                        ----------------------------------------
                                            John M. Sevo, CEO



                                    TENANT:

                                    MYOGEN, INC.



                                    By: /s/ J. William Freytag
                                        ----------------------------------------
                                    Name: J. William Freytag, PhD
                                          --------------------------------------
                                    Title: President + CEO
                                           -------------------------------------



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